Exhibit 99.1

iPower Launches New Joint Venture, United Package NV LLC

Joint Venture Represents First Major Step in U.S.-Based Manufacturing

RANCHO CUCAMONGA, CA, June 6, 2025 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven ecommerce services provider and online retailer, today announced the formation of United Package NV LLC (“United Package”), a new joint venture (“JV”) that marks the first full-scale implementation of its “Made in USA” module within the Company’s proprietary SuperSuite Supply Chain Platform.

This milestone represents iPower’s commitment to building a resilient, localized manufacturing infrastructure in the United States. United Package will focus on the domestic production of packaging materials to serve the rapidly growing demands of U.S. businesses seeking reliable, sustainable, and cost-effective supply chain solutions without reliance on offshore manufacturing.

“The launch of United Package is a significant step toward reshoring critical manufacturing capabilities and building a more robust, diversified supply chain infrastructure,” said Lawrence Tan, CEO of iPower. “This JV reinforces our long-term strategy to empower brands with faster lead times, lower logistics risk, and higher operational agility, right here in the U.S. We look forward to continue building out our ‘Made in USA’ module as we add further depth to our domestic production footprint, strengthen supplier partnerships, and expand our value-added service offerings to meet the evolving needs of our partners and customers.”

By integrating United Package into the SuperSuite ecosystem, iPower aims to provide customers with:

•	Faster turnaround times from production to delivery
•	Reduced exposure to global shipping volatility
•	Enhanced sustainability with lower carbon footprints
•	Transparent vendor collaboration via the SuperSuite digital dashboard
•	Improved inventory responsiveness and demand forecasting

The “Made in USA” module of SuperSuite is designed to provide end-to-end support to manufacturing initiatives across the country — offering legal and regulatory guidance, facility planning, local workforce development, and immediate access to iPower’s nationwide distribution and e-commerce infrastructure.

United Package is only the beginning. iPower plans to expand its “Made in USA” initiative by forming additional strategic ventures and supporting a new wave of domestic manufacturers across various categories.

About iPower Inc.

iPower Inc. is a tech and data-driven online retailer, as well as a provider of value-added ecommerce services for third-party products and brands. iPower's capabilities include a full spectrum of online channels, robust fulfillment capacity, a nationwide network of warehouses, competitive last mile delivery partners and a differentiated business intelligence platform. iPower believes that these capabilities will enable it to efficiently move a diverse catalog of SKUs from its supply chain partners to end consumers every day, providing the best value to customers in the U.S. and other countries. For more information, please visit iPower's website at www.meetipower.com.

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Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower’s Annual Report on Form 10-K, as filed with the SEC on September 20, 2024, its Quarterly Reports on Form 10-Q, as filed with the SEC on November 14, 2024, February 14, 2025 and May 15, 2025, and in its other SEC filings.

Media Contact

Media Team

Ipw.media@meetipower.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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